SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

|_|   Preliminary information statement       |_| Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14c-5(d)(2))

|X|   Definitive information statement


                                 CYCO.NET, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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

                        DEFINITIVE INFORMATION STATEMENT
                               DATED: MAY 12, 2004

                                 CYCO.NET, INC.
                             400 GOLD SW, SUITE 1000
                              ALBUQUERQUE NM 87102
                                 (505) 710-2190


                              INFORMATION STATEMENT

      This information statement (the "Information Statement") is furnished to the shareholders of Cyco.net, Inc., a Nevada corporation (the "COMPANY"), with respect to certain corporate actions of the Company. This Information Statement is first being provided to shareholders on or about May 19, 2004.

      The corporate actions involve one (1) proposal (the "PROPOSAL") providing for the following amendment to the Company's Articles of Incorporation to:

      Increase the authorized common stock, par value $0.001 per share, of the Company from 100,000,000 shares to 500,000,000 shares.

      ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 18, 2004 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S SHARES OF COMMON STOCK HAVE INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL IS EXPECTED TO BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       BY ORDER OF THE BOARD OF DIRECTORS

                            RICHARD URREA, PRESIDENT


Albuquerque, New Mexico

May 19, 2004

                                TABLE OF CONTENTS

                                                                                                                        PAGE NO.
                                                                                                                        --------
ABOUT THE INFORMATION STATEMENT.............................................................................................1

                     WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?......................................................1

                     WHO IS ENTITLED TO NOTICE?.............................................................................1

                     WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?................1

                     WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?......................................................1

                     WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?........................................................2

STOCK OWNERSHIP.............................................................................................................3

                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS........................................................3

PROPOSAL 1 -  AMENDMENT TO THE ARTICLES OF INCORPORATION  TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO
           500,000,000 SHARES...............................................................................................4

                     PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK......................................4

                     RECOMMENDATION OF THE BOARD OF DIRECTORS...............................................................5

                     DESCRIPTION OF CAPITAL STOCK...........................................................................5

                     DIVIDENDS .............................................................................................5

                     TRANSFER AGENT AND REGISTRAR...........................................................................6

                     ADDITIONAL INFORMATION.................................................................................6

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON....................................................6

PROPOSAL BY SECURITY HOLDERS................................................................................................6

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS................................................................6

                                 CYCO.NET, INC.
                             400 GOLD SW, SUITE 1000
                              ALBUQUERQUE NM 87102

                             -----------------------


                              INFORMATION STATEMENT
                                  MAY 19, 2004

                             -----------------------

      This  information   statement  contains  information  related  to  certain
corporate actions of Cyco.net, Inc., a Nevada Corporation (the "COMPANY"), and is expected to be mailed to shareholders on or about May 19, 2004.

                         ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

      This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date, May 18, 2004, of corporate action expected to be taken pursuant to the written consents of principal shareholders. Shareholders holding a majority of the Company's outstanding common stock are expected to act upon the corporate matter outlined in this information statement, which action is expected to take place on June 10, 2004. This action consists of the approval of an amendment to the Company's Articles of Incorporation to increase the authorized common stock to 500,000,000.

WHO IS ENTITLED TO NOTICE?

      Each holder of an outstanding share of common stock as of record on the close of business on the Record Date, May 18, 2004, will be entitled to notice of each matter to be voted upon pursuant to written consents. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company's 91,240,913 outstanding shares of common stock have indicated that they will vote in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposal is required.

WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

      Shareholders holding a majority of the outstanding stock required to vote on each matter have indicated that they will vote for the following matter:

      o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 100,000,000 to 500,000,000 shares (see page 4).

WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

      The Board of Directors' recommendation is set forth together with the description of each item in this information statement. In summary, the Board recommends a vote:

      o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock to 500,000,000 shares (see page 4).

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

      As of the record date, the Company anticipates that it will have 91,240,913 shares of common stock outstanding.

      INCREASE IN AUTHORIZED SHARES. For the Proposal to increase the authorized shares of common stock to 500,000,000, a vote of a majority of common stock is required by Nevada Revised Statutes Section 78.390(2). Accordingly, a vote of at least 45,620,457 shares of outstanding common stock is required to approve the increase in the number of authorized shares of common stock.

      Certain principal shareholders holding 57,476,000 shares that have indicated an intention to vote in favor of the Proposal. This represents 63% of the outstanding shares. Accordingly, the principal shareholders have sufficient shares to approve the Proposal.

                                 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of March 22, 2004, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                                    COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                        -----------------------------------------
NAME/ADDRESS                                                NUMBER                    PERCENT(1)
------------                                            -------------               -------------
Robert V Demson                                           26,000,000                    28.5%
11702 Saddle Crescent Circle
Oakton, VA 22124

Daniel Urrea                                              5,046,000                      5.5%
3009 Charleston NE
Albuquerque, NM 87110

Richard Urrea                                             4,721,000                      5.2%
600 Alcalde SW #4D
Albuquerque, NM 87104

Francisco Urrea Jr.                                       3,709,000                      4.1%
3009 Charleston NE
Albuquerque, NM 87110

All Officers and Directors                                39,476,000                    43.3%

Mathew Urrea - Tres Santos Limited Partnership(2)         10,000,000                    11.0%
7850 Jefferson NE Suite 140
Albuquerque, NM 87109

Mathew Urrea - Urrea Family Limited Partnership(2)        8,000,000                      8.8%
7850 Jefferson NE Suite 140
Albuquerque, NM 87109

-----------------------

(1) Applicable percentage of ownership is based on 91,240,913 shares of common stock outstanding as of March 22, 2004, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 22, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of Cyco.net.

(2) Mathew Urrea is the Trustee for and has beneficial ownership of the common stock held by the Urrea Family through these two partnerships. Mathew Urrea is a brother to Richard Urrea and Daniel Urrea and the son of Francisco Urrea, Jr.

      Corporate action is expected to take place on June 10, 2004, which is approximately 20 days after a definitive information statement will be mailed to shareholders of record.

                                  PROPOSAL 1 -
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
  TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 500,000,000 SHARES

      Our Company's Board of Directors proposed an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 500,000,000 shares.

      The amendment to our Company's Articles of Incorporation provides for the authorization of 400,000,000 additional shares of our Company's common stock. Currently, 91,240,913 shares of our Company's common stock are issued and outstanding of the 100,000,000 authorized shares of common stock. None of the current authorized and unissued shares of common stock are reserved for specific purposes.

PURPOSE OF INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      Our Company currently has only 8,759,087 authorized shares of the common stock that are not outstanding and may be issued for any future business. The additional 400,000,000 authorized shares of our Company's common stock may be issued for any proper corporate purpose approved by the Board of Directors. The availability of the additional authorized shares will enable the Company's Board of Directors to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a shareholder vote and to take advantage of changing market and financial conditions in a more timely manner. Among the reasons for issuing additional shares would be to increase the Company's capital through sales of the Company's common stock, to engage in other types of capital transactions, and to satisfy contractual commitments.

      Our Company anticipates that it will require in the future a greater number of authorized shares of common stock than is currently available under its Articles of Incorporation, as amended, to issue new equity to fund, among other things, its anicipated business operations. The Company's management regularly reviews a range of possible financing transactions, including the issuance of the Company's common stock. Subject to market and other conditions, the Company intends to sell additional equity in 2004, including sales of equity under our Company's recently announced Standby Equity Distribution Agreement.

      There are certain advantages and disadvantages of an increase in the Company's authorized common stock. The advantages include:

      o     The  ability  to  raise  capital  by  issuing  capital  stock  under
            financing   transactions,   including   under  the  Standby   Equity
            Distribution Agreement.

      o To have shares of common stock available to pursue business expansion opportunities, if any.

      The disadvantages include:

      o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

      o Provoking short-selling in our common stock, which would put downward pressure on the market price of our common stock.

      o Increasing the supply of shares of stock. This supply of stock without a corresponding demand could cause the market price of our stock to decline.

      o A potential change of control if all or a significant block of stock to be issued are held by one or more shareholders working together.

      o The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time.

      The amendment to our Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that the first paragraph of Article Four of the Articles of Incorporation shall be as follows:

            "The total number of shares of authorized capital stock of this Corporation shall be 500,000,000 shares of Common Stock, par value $0.001 per share."

RECOMMENDATION OF THE BOARD OF DIRECTORS

      Our Board of Directors unanimously recommended the approval of an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 500,000,000 shares.


                          DESCRIPTION OF CAPITAL STOCK

Capital Stock

      The authorized capital stock of Cyco.net consists of 100,000,000 shares of common stock, par value $0.001 per share. As of March 22, 2004, we had 91,240,913 shares of our common stock outstanding. In addition, there are
1,350,000 options to purchase common stock outstanding. The following description is a summary of the capital stock of Cyco.net and contains the material terms of the capital stock. Additional information can be found in Cyco.net's Articles of Incorporation and Bylaws.

      Common Stock. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Cyco.net, stockholders are entitled to share ratably in all assets remaining after payment of liabilities.

Limitation Of Liability: Indemnification

      Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Cyco.net to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Cyco.net.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cyco.net pursuant to the foregoing, or otherwise, Cyco.net has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Cyco.net that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with Cyco.net's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

DIVIDENDS

      The Company has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company's operations.

TRANSFER AGENT AND REGISTRAR

      The Company's transfer agent is Corporate Stock Transfer. Its address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Its telephone number is (303) 282-4800.

                             ADDITIONAL INFORMATION

      INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, which is being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant's report.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or shareholder of the Company.

      (b) No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.

                          PROPOSALS BY SECURITY HOLDERS

      No security holder has requested the Company to included any proposals in this information statement.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 400 Gold SW Suite 1000, Albuquerque NM 87102; or by calling the Company at (505) 710-2190 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.


                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /S/ RICHARD URREA
                                         ----------------------------------
                                         Richard Urrea
                                         President and Director


Albuquerque, New Mexico
May 19, 2004